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                                                                    EXHIBIT 10.6

                             CONSULTING AGREEMENT


      This CONSULTING AGREEMENT (the "Agreement") is effective as of the 12th day of August, 1996, by and among PROFESSIONAL BANCORP, INC., a Pennsylvania corporation ("Bancorp"), FIRST PROFESSIONAL' BANK, NATIONAL ASSOCIATION ("Bank") and NETWORK HEALTH FINANCIAL SERVICES, INC., a California corporation ("NHFS").

                                    RECITALS

      WHEREAS, Bancorp and Bank desire to engage the services of NHFS to provide certain consulting services, and NHFS desires to provide such consulting service.

      NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the parties hereby agree as follows:

      1. CONSULTING SERVICES. Bancorp and Bank hereby engage NHFS, and NHFS
         -------------------
hereby accepts the engagement, to provide the following consulting services to Bancorp and Bank during the term hereof:

          (a) NHFS will assess the current personnel, staffing levels and other staffing issues of Bancorp and Bank, and provide, as soon as practicable, written recommendations concerning staffing issues to Bancorp's and Bank's Chairman of the Board. The recommendations shall include advice concerning staffing reassignments, staff additions, and recommendations of candidates to fill any vacant positions. Unless requested by Bancorp and Bank, NHFS's assessment will not include the executive positions of President and Chief Executive Officer, for which a search firm has already been engaged by Bancorp and Bank.

          (b) NHFS will assess the Bank's current loan processes, procedures and status, including loan clientele, marketing programs, collection strategy, allowance for loan losses, credit administrative processes, accountability systems and current client relationships, and shall provide, as soon as practicable, initial written recommendations to Bancorp's and Bank's Chairman of the Board. NHFS shall provide monthly reports thereafter on progress and results and further recommendations.

          (c) NHFS will assess the Bank's current operations, client services, products and product development and shall provide, as soon as practicable, written recommendations to Bancorp's and Bank's Chairman of the Board.

          (d) As requested by Bancorp or Bank, NHFS shall provide training to personnel specified by Bancorp and Bank. Also as requested by Bancorp or Bank, NHFS shall provide interim personnel on an "as needed" basis.

          Any final decision with regard to any matter in connection with the business of Bancorp or the Bank, irrespective of whether the advice of NHFS has been solicited or received,

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shall rest with the Boards of Directors of Bancorp and Bank, or to the extent authorized by the Boards, with the Chairman of the Board of Bancorp and Bank pursuant to the authority conferred by resolutions of the Boards. The parties agree that the value of the recommendations from NHFS will be enhanced by prompt consideration by Bancorp and Bank; therefore, Bancorp and Bank will expeditiously take action in response to the advice and recommendations of NHFS.

     2. JOINT COMMUNICATIONS. Any written communication in any form, from the
        --------------------
date hereof, with any person who or entity which is not a party to the Agreement, and which relates in any way to the Agreement or to the current, future or planned relationship between, on the one hand Bancorp and/or Bank, and on the other hand NHFS and/or Melinda McIntyre, must be approved in writing by both an authorized representative of Bancorp or Bank and by Melinda McIntyre or her designee, prior to distributing or otherwise disseminating such written communication.

      3. COMPENSATION. In consideration of the services to be provided by NHFS
         ------------
as set forth in Section 1, Bancorp and Bank shall pay NHFS a monthly consulting fee equal to (a) the actual costs (as defined below) incurred by NHFS in its performance of the consulting services for that month, plus an additional twenty-five percent (25%) of such monthly costs, and (b) the flat, monthly charges for the services of Melinda McIntyre and Patti Derry as described below. NHFS shall provide an invoice by the 10th day of each month, detailing the services provided and expenses incurred in the preceding month. NHFS shall keep accurate, contemporaneous time records to substantiate all billings, which shall be available to Bancorp and/or Bank upon request. Upon execution of this Agreement, Bancorp and Bank will provide to NHFS a deposit of Fifty Thousand Dollars ($50,000) to be applied to the last invoice of NHFS for the services described in this Agreement. Any amount not so applied will be refunded to Bancorp and Bank within thirty (30) days of the date receipt by NHFS of payment for such last invoice and any unpaid balance.

          "Actual costs" incurred shall include all reasonable out-of-pocket expenses incurred by NHFS, and the hourly rates set forth below for NHFS personnel:

NHFS Employee                   Hourly Rate
-------------                   -----------
Al Hester                           $80
Linda Flintzer                       60
Lyla Oyakawa                         40
Jenete Maslonka                      50
Melinda Kirksey                      25

          With respect to the services of Melinda McIntyre and Patti Derry, NHFS will charge a flat monthly fee of: (a) Nineteen Thousand Dollars ($19,000) for Melinda McIntyre, which sum is based on an allocation of approximately fifty percent (50%) of her working time to Bancorp and Bank; and (b) Nine Thousand Dollars ($9,000) for Patti Derry, which sum is based on an allocation of approximately seventy percent (70%) of her working time to Bancorp and Bank. No percentage markup of these flat monthly fees for Melinda McIntyre and Patti Derry will be charged. Costs for all other NHFS personnel not specifically set forth herein shall be billed at reasonable rates as mutually agreed to by the parties.

      4. TERMINATION. This Agreement may be terminated at any time (i) by the
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mutual written consent of the parties, or (ii) by one party giving thirty (30)
days' prior written notice of

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

termination to the other party. If Bancorp and/or Bank gives thirty days' notice of termination as provided herein, the notice shall contain a description of the services Bancorp and/or Bank desires NHFS to perform during the remaining thirty day period. Bancorp's and Bank's only obligation to NHFS in the event of termination by Bancorp and/or Bank shall be the payment to NHFS for the services properly performed prior to the notice of termination and for the specific services performed by NHFS during the last thirty days, as set forth in the notice of termination from Bank and/or Bancorp.

     5.   DISCLOSURE OF INFORMATION.
          -------------------------

          (a) Bancorp and Bank will provide to NHFS all relevant business information, including a reasonable and secure means of access to such information, that shall be reasonably necessary to perform NHFS's services under this Agreement. NHFS and its employees and agents acknowledge that the list of Bancorp's and Bank's clients, Bancorp's and Bank's financial information, customer information and other business documents and other proprietary information (the "Confidential Information") are valuable, special, and unique assets of Bancorp's and Bank's business. NHFS and its employees and agents, shall not, during the term hereof or thereafter, directly or indirectly disclose all or any part of the Confidential Information in any manner whatsoever to any person, firm, corporation, association or other entity or use such Confidential Information for its/their own purposes or benefit, other than in connection with the consulting services provided hereunder. NHFS shall be responsible for ensuring that its employees and agents do not disclose or use for their benefit (other than in connection with the consulting services provided hereunder) any Confidential Information. NHFS agrees that any of its employees participating in the consulting services hereunder shall sign a Confidential Non-Disclosure Agreement with Bancorp and Bank prior to being provided with any Confidential Information. In the event of NHFS's or its employees' or agents' breach or threatened breach of this paragraph, Bancorp and Bank shall be entitled to a preliminary restraining order and an injunction restraining and enjoining NHFS or the applicable employee(s) or agent(s) from disclosing or using all or any part of the Confidential Information and from rendering any services to any person, firm, corporation, association, or other entity to whom all or any part of such Confidential Information has been, or is threatened to be, disclosed. In addition to or in lieu of the above, Bancorp and Bank may pursue all other remedies available to Bancorp and Bank for such breach or threatened breach, including the recovery of damages from NHFS and the applicable employee(s) or agent(s). Upon termination of this Agreement, NHFS shall promptly return all Confidential Information in its possession, without retaining copies thereof.

          (b) Bancorp, Bank and their respective employees and agents acknowledge that the list of NHFS's clients, NHFS's financial information, customer information and other business documents and other proprietary information (the "NHFS Confidential Information") are valuable, special, and unique assets of NHFS's business. Bancorp, Bank and their respective employees and agents, shall not, during the term hereof or thereafter, directly or indirectly disclose all or any part of the NHFS Confidential Information in any manner whatsoever to any person, firm, corporation, association or other entity or use such NHFS Confidential Information for its/their own purposes or benefit, other than in connection with the consulting services provided by NHFS hereunder. Bancorp and Bank shall be responsible for ensuring that their employees and agents do not disclose or use for their benefit (other than in connection with the consulting services provided by NHFS hereunder) any NHFS Confidential Information. Bancorp and Bank agree that any of their

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respective employees participating in the consulting services hereunder shall sign a Confidential Non-Disclosure Agreement with NHFS prior to being provided with any NHFS Confidential Information. In the event of Bancorp's, Bank's or their respective employees' or agents' breach or threatened breach of this paragraph, NHFS shall be entitled to a preliminary restraining order and an injunction restraining and enjoining Bancorp, Bank or the applicable employee(s) or agent(s) from disclosing or using all or any part of the NHFS Confidential Information and from rendering any services to any person, firm, corporation, association, or other entity to whom all or any part of such NHFS Confidential Information has been, or is threatened to be, disclosed. In addition to or in lieu of the above, NHFS may pursue all other remedies available to NHFS for such breach or threatened breach, including the recovery of damages from Bancorp, Bank and the applicable employee(s) or agent(s). Upon termination of this Agreement, Bancorp and Bank shall promptly return all NHFS Confidential Information in their possession, without retaining copies thereof.

          (c) If any of NHFS or Bancorp or Bank or any of their respective employees and agents are requested or are required by applicable law (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or NHFS Confidential Information, as applicable, it will provide Bancorp and Bank, in the case of Confidential Information, or NHFS, in the case of NHFS Confidential Information, with immediate notice of such request and requirement so that the party receiving such notice may consider seeking a protective order. If in the absence of a protective order or the receipt of a waiver under this Agreement, NHFS or Bancorp or Bank is, in the written opinion of independent counsel, compelled to disclose any Confidential Information or NHFS Confidential Information, as applicable, to any tribunal or any other person or else be subject to contempt or suffer other material censure or penalty, it may disclose such information to such tribunal or other party without liability hereunder.

          (d) NHFS represents and warrants that it has, or will have at the time of disclosure, authority from its clients to provide whatever client information NHFS provides to Bancorp or Bank in connection with NHFS' performance of the consulting services hereunder.

          (e) There shall be no presumption that an unlawful use of Confidential Information or NHFS Confidential Information or a breach of this Section has occurred if a customer of a party becomes a customer of another party to this Agreement.

     6.   INDEMNIFICATION.
          ---------------

          (a) NHFS shall indemnify and hold harmless Bancorp, Bank and their respective directors, officers, employees, shareholders, agents, successors and assigns against any and all claims, liabilities, damages and losses (including attorneys' fees and settlement costs) which arise or result from the gross negligence or willful misconduct of NHFS in the performance of NHFS's duties and services hereunder. NHFS shall not have any responsibility for day-to-day operations on behalf of Bancorp or Bank, and is engaged only in an advisory capacity.

          (b) Bancorp and Bank shall indemnify and hold harmless NHFS and its directors, officers, employees, shareholders, agents, successors and assigns against any and all claims, liabilities, damages and losses (including attorneys' fees and settlement costs) which arise or result

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

from the performance of NHFS's duties and services hereunder, other than as set forth in subparagraph 6(a).

          (c) If a party believes that any of the persons entitled to indemnification under this Section 6 has suffered or incurred any claims, liabilities, damages or losses ("Loss"), such party shall notify the indemnifying party promptly in writing describing such Loss, the amount thereof, if known, and the method of computation of such Loss, all with reasonable particularity; provided that the failure by such party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation except to the extent that such indemnifying party is materially damaged as a result of such failure to give notice. Any person entitled to indemnification hereunder shall use reasonable effort to minimize any Loss for which indemnification is sought hereunder.

          (e) In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified person shall give notice thereof to the indemnifying party not later than twenty (20) days prior to the time any response to the asserted claim is required, and in any event within fifteen (15) days following the date such indemnified person has actual knowledge thereof; provided that the failure by such indemnified person to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation except to the extent that such indemnifying party is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole cost and expense, assume the defense thereof; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified person; and provided further that, if the defendants in any such action include both indemnified persons and the indemnifying party and the indemnified persons shall have reasonably concluded that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the indemnifying party, the indemnified persons shall have the right to select one law firm reasonably acceptable to the indemnifying party to act as separate counsel on behalf of all such indemnified persons, at the expense of the indemnifying party. Unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if an indemnifying party assumes the defense of any such claim or legal proceeding, such indemnifying party shall not consent to the entry of any judgment, or enter into any settlement, that (a) is not subject to indemnification in accordance with the provisions in this
Section 6, (b) provides for injunctive or other nonmonetary relief affecting the indemnified persons, or (c) does not include as a term thereof the giving by each claimant or plaintiff to such indemnified persons of an unconditional release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified persons (which consent, in the case of clauses (b) and (c) shall not be unreasonably withheld); and, provided further, that unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, the indemnified persons may, at their own expense, participate in any such proceeding with counsel of their choice without any right or control thereof. So long as the indemnifying party is in good faith defending such claim or proceeding, the indemnified person shall not compromise or settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified persons may defend against such claim or litigation in such manner as they may deem appropriate including, without limitation,

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

settling such claim or litigation (after giving prior written notice of the same to the indemnifying party and obtaining the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) on such terms as the indemnified persons may deem appropriate, and the indemnifying party will promptly indemnify the indemnified persons in accordance with the provisions of this Section 6.

     7. INDEPENDENT CONTRACTOR RELATIONSHIP. NHFS is an independent contractor
        -----------------------------------
retained only for the purposes and to the extent set forth in this Agreement, and this Agreement shall not, under any circumstances, create an employer-employee or agency relationship between the parties hereto. NHFS is not authorized to make, and shall not make, any contracts, representations, warranties, commitments or other obligations which are or purport to be binding on Bancorp and/or Bank.

     8. ARBITRATION. Any controversy or dispute arising out of or relating to
        -----------
this Agreement, its enforcement or interpretation, shall be submitted to arbitration to be held in Los Angeles County, California, in accordance with the rules of the American Arbitration Association. In the event any party institutes arbitration in connection with or concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by such party in connection therewith, including, but not limited to, reasonable attorneys' fees, the arbitration fee, and the cost of a court reporter.

     9. ENTIRE AGREEMENT, MODIFICATION AND WAIVER. The provisions hereof
        -----------------------------------------
constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement shall supersede all prior agreements and understandings between the parties and no representations or statements made by any representative of Bancorp, Bank or NHFS which are not stated herein shall be binding. There shall be no modification or amendment of this Agreement unless it is in writing and signed by a duly authorized representative of each party. Failure of either party to enforce rights under this Agreement will not constitute a waiver of such rights.

     10. SEVERABILITY. A finding by any court of competent jurisdiction that any
         ------------
provision of this Agreement or part thereof is invalid or unenforceable will not affect the validity and enforceability of the remaining provisions of this Agreement.

     11. NOTICES. All notices, requests or other communications required or
         -------
permitted to be given or made under this Agreement shall be deemed given or served hereunder by any party to another if in writing and delivered personally or sent by prepaid registered or certified mail, return receipt requested, to the respective party at the following address, or at such other address as any party may designate for itself by notice to the other parties given in accordance with the provisions hereof:

           If to Bancorp or Bank:  Julie P. Thompson, Chairman of the Board
                                   Professional Bancorp, Inc.
                                   606 Broadway
                                   Santa Monica, CA 90401

                With copy to:   James R. Cummins, Esq.
                                Brown, Cummins & Brown Co., L.P.A.
                                3500 Carew Tower
                                441 Vine Street
                                Cincinnati, Ohio 45202

           If to NHFS:          Melinda McIntyre
                                Network Health Financial Services
                                11835 W. Olympic Blvd.,
                                Suite 650E
                                Los Angeles, CA 90064

                With copy to:   Paul A. Richler
                                Morgan, Lewis & Bockius, LLP
                                22nd Floor, 801 S. Grand Avenue
                                Los Angeles, CA 90017

     12. ASSIGNMENT. NHFS may not assign this Agreement or any part thereof.
         ----------

     13. GOVERNING LAW. This Agreement is deemed to be made under and shall be
         -------------
construed according to the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


NETWORK HEALTH FINANCIAL                FIRST PROFESSIONAL BANK,
SERVICES, INC.                          NATIONAL ASSOCIATION

By: /s/ Melinda A. McIntyre             By: /s/ Julie P. Thompson
    -----------------------                 ----------------------
Title: President & CEO                  Title: Chairman


                                        PROFESSIONAL BANCORP, INC.

                                        By: /s/ Julie P. Thompson
                                            ----------------------
                                        Title: Chairman

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